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                                                                  EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 20, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders of A. Schulman, Inc., which is incorporated by reference to A. Schulman, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1999. We also consent to the incorporation by reference of our report dated October 20, 1999 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP

Cleveland, Ohio

December 20, 1999